UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/26/2011

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32349

Bermuda
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

441 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Hamilton, Bermuda, October 26, 2011 - Signet Jewelers Ltd ("Signet" or the "Company") (NYSE and LSE: SIG), today announced that its Board of Directors has authorized a program to repurchase up to $300 million of Signet's common shares (the "Program"). The repurchase program will be funded through the Company's existing cash balances. Repurchased shares may be used by the Company for general corporate purposes. Repurchases may be made from time to time in the open market, through block trades or otherwise. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion, and will be subject to economic and market conditions, stock prices, applicable legal requirements and other factors. The Program may be commenced, suspended or discontinued at any time without notice. Reflecting the Company's customary trading "quiet periods," the Program will be effective from January 16, 2012, and will last 24 months from that date.

Mike Barnes, Signet's Chief Executive Officer, commented: "The share repurchase program reflects the continued confidence we have in the strength of the business, our ability to invest in growth initiatives and our commitment to build value for long-term shareholders."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED

Date: October 26, 2011	By:	/s/ Mark A Jenkins
Mark A Jenkins
Group Company Secretary